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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):            August 26, 1996

                             THE LOEWEN GROUP INC.
               (Exact Name of Registrant as Specified in Charter)


  British Columbia, Canada              1-12163                   98-0121376
  ------------------------              -------                   ----------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)


      4126 Norland Avenue, Burnaby, British Columbia, CANADA      V5G 3S8
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          (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code     604-299-9321
                                                   ----------------------------


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.   OTHER EVENTS

          On August 26, 1996, The Loewen Group Inc. ("TLGI") announced that Blackstone Capital Partners II Merchant Banking Fund L.P. and certain affiliates (together, "Blackstone") and Loewen Group International, Inc. ("Loewen") acquired Prime Succession Inc., the largest privately-held funeral services company in North America ("Prime"), for approximately $320 million, including transaction and financing costs.

          Blackstone and a management partnership ("MP") contributed $52 million to Prime, for which they received an aggregate of 76.5% of the Prime common stock. Loewen contributed $78 million, $16 million of which was contributed in exchange for 23.5% of the Prime common stock and $62 million of which was contributed for all of the Prime preferred stock, which yields an annual payment-in-kind dividend of 10%. The remaining funds to finance the acquisition were obtained from a high yield debt financing and a bank credit facility.

          In connection with the acquisition, Blackstone, MP, Loewen and TLGI entered into a Put/Call Agreement dated as of August 26, 1996 (the "Put/Call Agreement"). Pursuant to the Put/Call Agreement, (i) Loewen will have a call option exercisable from August 26, 2000 through August 25, 2002, to purchase all of Blackstone's and MP's equity in Prime (the "Call Option") and (ii) Blackstone and MP will have a put option, exercisable from and after August 26, 2002 through August 25, 2004, to require Loewen to purchase their respective equity in Prime (the "Put Option"). The exercise price of the Put and Call Options are dependent upon a formula for sharing the computed enterprise value of Prime, calculated based primarily on multiples of earnings before interest, taxes, depreciation, and amortization for specified periods. TLGI has guaranteed Loewen's obligations under the Put/Call Agreement.

          The foregoing summary is qualified in its entirety to the description of the various components of the transactions set forth in the documents attached hereto as exhibits and incorporated by reference herein.

          In addition, on September 20, 1996, Loewen announced that a new company formed in partnership with Blackstone entered into a definitive agreement to acquire the cemetery and mortuary operations and assets of The Rose Hills Memorial Park Association and Roses, Inc. of Los Angeles for approximately $240 million. The transaction is expected to close by mid-December, 1996. Certain terms of the arrangement between Loewen and Blackstone are subject to further negotiation. However, Loewen anticipates that such terms will be similar to those of the Prime transaction, including the Put Option and Call Option.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          EXHIBIT NO.     DESCRIPTION
          -----------     -----------

          Exhibit 99.1    Stock Purchase Agreement, dated as of June 14,
                          1996, by and among Prime Succession, Inc., the other individuals or entities listed on the signature pages thereof, The Loewen Group Inc. and Blackhawk Acquisition Corp.

          Exhibit 99.2 Put/Call Agreement, dated as of August 26, 1996, among Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., PSI Management Direct L.P., Loewen Group International, Inc. and The Loewen Group Inc.

          Exhibit 99.3 Stockholders' Agreement, dated as of August 26, 1996, among Prime Succession, Inc. (to be renamed Prime Succession Holdings, Inc.), Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., PSI Management Direct L.P. and Loewen Group International, Inc.

                                     2

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                                  SIGNATURE


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:      October 11, 1996
                                            THE LOEWEN GROUP INC.



                                            By: /s/ PETER S. HYNDMAN
                                                ------------------------------
                                            Name:   Peter S. Hyndman
                                            Title:  Corporate Secretary


                                      3


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                             INDEX TO EXHIBITS


          EXHIBIT NO.     DESCRIPTION
          -----------     -----------

          99.1            Stock Purchase Agreement, dated as of June 14,
                          1996, by and among Prime Succession, Inc., the other individuals or entities listed on the signature pages thereof, The Loewen Group Inc. and Blackhawk Acquisition Corp.

         99.2 Put/Call Agreement, dated as of August 26, 1996, among Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., PSI Management Direct L.P., Loewen Group International, Inc. and The Loewen Group Inc.


          99.3 Stockholders' Agreement, dated as of August 26, 1996, among Prime Succession, Inc. (to be renamed Prime Succession Holdings, Inc.), Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., PSI Management Direct L.P. and Loewen Group International, Inc.